Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Portillo's Inc. (the “Company”), for the fiscal year ended December 29, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of such officer's knowledge:

1	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certificate is being furnished solely for the purposes of 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

Date: February 25, 2025	By:	/s/ Michael Osanloo
	Name:	Michael Osanloo
	Title:	President, Chief Executive Officer and Director (Principal Executive Officer)

Date: February 25, 2025	By:	/s/ Michelle Hook
	Name:	Michelle Hook
	Title:	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)